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                                                                    EXHIBIT 23.2




        REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE



Board of Directors
Crown Group, Inc.

In connection with our audit of the consolidated financial statements of Crown Group, Inc. and Subsidiaries referred to in our report dated July 7, 2000, which is included in this Annual Report on Form 10-K, we have also audited Schedule I as of and for the year ended April 30, 2000. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.



Dallas, Texas                                            Grant Thornton LLP
July 7, 2000